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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 2002


                        COMMISSION FILE NUMBER: 000-21729


                               THE VIALINK COMPANY
                         (Name of Issuer in its Charter)


                DELAWARE                                 73-1247666
      (State of Other Jurisdiction                    (I.R.S. Employer
      Incorporation or Organization)                 Identification No.)

       13155 NOEL ROAD, SUITE 700
            DALLAS, TEXAS                                    75240
(Address of Principal Executive Offices)                   (Zip Code)



                   COMPANY'S TELEPHONE NUMBER: (972) 934-5500

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ITEM 5. OTHER EVENTS.

The viaLink Company (OTCBB: VLNK) today announced the completion of a $4.5 million equity financing through the sale of Series D 8% Convertible Preferred Stock (the "Series D") primarily to existing investors. viaLink has received $3,250,000 of the proceeds and shall receive the remaining $1.25 million in a second closing to occur upon effectiveness of the registration statement covering the common shares underlying the Series D. The proceeds will be used for general corporate purposes. Additionally, the holders of our Series B and Series C Convertible Preferred exchanged their shares of Series B and C into shares of Series D. Including the second closing, viaLink will have approximately 910 shares of Series D outstanding. Each share of Series D has a stated value of $12,000 and is convertible at a fixed conversion price $.12 per share. Approximately 40,000,000 warrants issued in connection with the Series D and previous financings were also exercised at a nominal exercise price.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  4.1 Form of Purchase Agreement entered into by and between The viaLink Company and each of the Purchasers.

                  4.2 Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock of The viaLink Company.

                  4.3 Form of Series D Warrant to Purchase Shares of Common Stock of The viaLink Company.

                  4.4      Form of Registration Rights Agreement.



ITEM 9. REGULATION FD DISCLOSURE.

Beginning in the fourth quarter, the Company expects to achieve 20 to 25% sequential revenue growth over the next four quarters. Over the last year, and particularly over the last two months, the Company has right sized its organization, eliminated debt, and eliminated all non-core expenses. The Company's balance sheet is now debt free and the Company anticipates that this financing will carry it to cash flow profitability, which the Company projects will be achieved in the second half of 2003.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE VIALINK COMPANY
                                            (Registrant)


                                        By: /s/ William P. Creasman
                                           ---------------------------------
                                                  William P. Creasman
                                            Vice President, General Counsel,
                                                     and Secretary

                                        Date: October 2, 2002



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                                  EXHIBIT INDEX


       EXHIBIT
       NUMBER                           DESCRIPTION
      ---------    -------------------------------------------------------
          4.1      Form of Purchase Agreement entered into by and
                   between The viaLink Company and each of the
                   Purchasers.

          4.2      Certificate of Designation of the Relative Rights and
                   Preferences of the Series D Convertible Preferred
                   Stock of The viaLink Company.

          4.3      Form of Series D Warrant to Purchase Shares of Common
                   Stock of The viaLink Company.

          4.4      Form of Registration Rights Agreement.




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